UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 31, 2017

Invitation Homes Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001- 38004	81-4080868
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1717 Main Street, Suite 2000, Dallas, Texas 75201

(Address of Principal Executive Offices) (Zip Code)

(972) 421-3600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Registration Rights Agreement and Stockholders Agreement

In connection with the initial public offering by Invitation Homes Inc. (the “Company”) of its common stock, par value $0.01 per share (the “Common Stock”), described in the Company’s prospectus dated January 31, 2017 (the “Prospectus”), filed with the Securities and Exchange Commission on February 2, 2017 pursuant to Rule 424(b) of the Securities Act of 1933, as amended, which is deemed to be part of the Company’s Registration Statement on Form S-11 (File No. 333-215452), as amended (the “Registration Statement”), on January 31, 2017, the following agreements were entered into:

(1) the Registration Rights Agreement (the “Registration Rights Agreement”), dated as of January 31, 2017, by and among the Company and the equityholders named therein; and

(2) the Stockholders Agreement (the “Stockholders Agreement”), dated as of January 31, 2017, by and among the Company and the equityholders named therein.

The Registration Rights Agreement and the Stockholders Agreement are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. The material terms of these agreements are substantially the same as the terms set forth in the forms of such agreements filed as exhibits to the Registration Statement and as described in the Prospectus.

New Credit Facility

On February 6, 2017, Invitation Homes Operating Partnership LP (the “Borrower”), a wholly owned subsidiary of the Company, entered into the Revolving Credit and Term Loan Agreement (the “New Credit Agreement”) with the lenders party thereto (the “Lenders”), Bank of America, N.A., as administrative agent and the other parties party thereto. The New Credit Agreement provides for senior secured credit facilities (together, collectively, the “New Credit Facility”) consisting of:

•	a $1,000.0 million revolving credit facility (the “Revolving Credit Facility”), which will mature on February 6, 2021, with a one-year extension option subject to certain conditions; and

•	a $1,500.0 million term loan facility (the “Term Loan Facility”), which will mature on February 6, 2022.

The Revolving Credit Facility also includes borrowing capacity available for letters of credit and for short-term borrowings referred to as swing line borrowings, in each case subject to certain sublimits. The New Credit Agreement also includes the option to enter into additional incremental credit facilities (including an uncommitted incremental facility that provides the Borrower with the option to increase the size of the Revolving Facility and/or the Term Loan Facility by an aggregate commitment or principal amount of up to $1,500.0 million), subject to certain limitations.

Interest Rate and Fees

Borrowings under the New Credit Agreement bear interest, at the Borrower’s option, at a rate equal to a margin over either (a) a LIBOR rate determined by reference to the Bloomberg LIBOR rate (or comparable or successor rate) for the interest period relevant to such borrowing or (b) a base rate determined by reference to the highest of (1) the administrative agent’s prime lending rate, (2) the federal funds effective rate plus 0.50% and (3) the LIBOR rate that would be payable on such day for a LIBOR rate loan with a one-month interest period plus 1.00%. The margin is based on a total leverage based grid. The margin for the Revolving Credit Facility ranges from 0.75% to 1.30%, in the case of base rate loans, and 1.75% to 2.30%, in the case of LIBOR rate loans. The margin for the Term Loan Facility ranges from 0.70% to 1.30%, in the case of base rate loans, and 1.70% to 2.30%, in the case of LIBOR rate loans. The margin as of the date of effectiveness of the New Credit Agreement is (1) in respect of the Revolving Credit Facility, 0.85%, in the case of base rate loans, and 1.85%, in the case of LIBOR rate loans and (2) in respect of the Term Loan Facility, 0.80%, in the case of base rate loans, and 1.80%, in the case of LIBOR rate loans. In addition, upon the Borrower’s receiving an investment grade rating on its non-credit enhanced, senior unsecured long term debt of BBB- or better from Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., or Baa3 or better from Moody’s Investors Service, Inc. (an “Investment Grade Rating Event”), the Borrower may elect to convert to a credit rating based pricing grid.

The Borrower is also required to pay a facility fee to the lenders in respect of the unutilized commitments thereunder at a rate of either 0.350% or 0.200% per annum, depending on the level of usage. Upon converting to a credit rating pricing based grid, the unused facility fee will no longer apply and the Borrower will be required to pay a facility fee ranging from 0.125% to 0.300%, as well as customary letter of credit fees.

Prepayments

The Borrower is permitted to voluntarily repay amounts outstanding under the New Credit Facility at any time without premium or penalty, subject to the payment of customary “breakage” costs in the case of the prepayment of LIBOR loans. Borrowings under the Revolving Credit Facility may be reborrowed until the final maturity date thereof, however, once borrowings under the Term Loan Facility are repaid, no further borrowings will be permitted under the Term Loan Facility.

Amortization

The New Credit Facility has no required amortization payments prior to the final maturity date.

Guarantees and Security

The obligations under the New Credit Facility are guaranteed on a joint and several basis by each direct and indirect domestic wholly owned subsidiary of the Borrower that owns, directly or indirectly, unencumbered assets (the “Subsidiary Guarantors”), subject to certain exceptions. These guarantees will be automatically released upon the occurrence of certain events, including if the applicable Subsidiary Guarantor no longer has a direct or indirect interest in an unencumbered asset or as a result of certain non-recourse refinancing transactions pursuant to which such Subsidiary Guarantor becomes contractually prohibited from providing its guaranty of the New Credit Facility. In addition, the Company may be required to provide a guarantee of the New Credit Facility under certain circumstances, including if it does not maintain its qualification as a real estate investment trust.

The New Credit Facility is collateralized by first priority or equivalent security interests in substantially all the capital stock of, or other equity interests in any Subsidiary Guarantor, held by the Borrower and each of the Subsidiary Guarantors. These security interests will be automatically released upon the occurrence of certain events, including upon an Investment Grade Rating Event or if the total net leverage ratio thereafter falls to 8.00:1.00 or less for the immediately preceding four consecutive fiscal quarters.

Certain Covenants and Events of Default

The New Credit Agreement contains certain customary affirmative and negative covenants and events of default. Subject to certain exceptions, such covenants restrict the ability of the Borrower, the Subsidiary Guarantors and their respective subsidiaries to, among other things:

•	engage in certain mergers, consolidations or liquidations;

•	sell, lease or transfer all or substantially all of their respective assets;

•	engage in certain transactions with affiliates;

•	make changes to the Borrower’s fiscal year or change the method of determining fiscal quarters;

•	make changes in the nature of the business of the Borrower and its subsidiaries; and

•	incur additional indebtedness that is secured on a pari passu basis with the New Credit Facility.

The New Credit Agreement also requires the Borrower, on a consolidated basis with its subsidiaries, to maintain a (i) maximum total leverage ratio, (ii) maximum secured leverage ratio, (iii) maximum unencumbered leverage ratio, (iv) minimum fixed charge coverage ratio, (v) minimum unencumbered fixed charge coverage ratio and (vi) minimum tangible net worth.

If an event of default occurs, the lenders will be entitled to take various actions, including the acceleration of amounts due under the New Credit Agreement and all actions permitted to be taken by a secured creditor.

The foregoing summary of the New Credit Agreement is qualified in its entirety by reference to the New Credit Agreement, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

From time to time, the Company has had customary commercial and/or investment banking relationships with Affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Goldman, Sachs & Co., Wells Fargo Securities, LLC, Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. LLC and RBC Capital Markets, LLC, and/or certain of their affiliates.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 below is incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director; Committee Composition; Director Compensation

Effective January 31, 2017, following the effective time of the Registration Statement, Ms. Janice L. Sears was appointed to the Board of Directors of the Company, thereby joining Messrs. John B. Bartling Jr., Bryce Blair, Kenneth A. Caplan, Nicholas C. Gould, Jonathan D. Gray, Robert G. Harper, John B. Rhea, David A. Roth, John G. Schreiber and William J. Stein. In addition, effective January 31, 2017, Messrs. Rhea and Schreiber and Ms. Sears were appointed to serve as members of the Audit Committee of the Board of Directors; Messrs. Blair, Harper, Rhea and Stein were appointed to serve as members of the Compensation Committee of the Board of Directors; Messrs. Blair, Gould, Harper and Stein and Ms. Sears were appointed to serve as members of the Nominating and Corporate Governance committee of the Board of Directors; and Messrs. Bartling, Blair, Caplan, Gould, Roth and Schreiber were appointed to serve as members of the Investment and Finance Committee. Biographical information regarding these directors, equity awards made to eligible non-employee directors, a description of the material terms of the directors’ annual compensation and relationships required to be disclosed pursuant to Item 404(a) of Regulation S-K have previously been reported by the Company in the Prospectus.

Invitation Homes Inc. 2017 Omnibus Incentive Plan

On January 31, 2017, the Company’s Board of Directors and stockholders adopted the Invitation Homes Inc. 2017 Omnibus Incentive Plan (the “Omnibus Incentive Plan”), in the form previously filed as Exhibit 10.4 to the Registration Statement. For further information regarding the Omnibus Incentive Plan, see “Management — Invitation Homes Inc. 2017 Omnibus Incentive Plan” in the Prospectus. The Omnibus Incentive Plan is filed herewith as Exhibit 10.4 and is incorporated herein by reference. The material terms of the Omnibus Incentive Plan are substantially the same as the terms set forth in the form of such document filed as an exhibit to the Registration Statement and as described in the Prospectus.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 6, 2017, the Company effected a conversion from a Delaware corporation to a Maryland corporation and the Company’s Charter (the “Charter”) and Bylaws (the “Bylaws”) in the forms previously approved by its Board and, in the case of the Charter, its stockholders, became effective. The Charter and the Bylaws are filed herewith as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference. The material terms of the Charter and Bylaws are substantially the same as the terms set forth in the forms previously filed as Exhibits 3.1 and 3.2, respectively, to the Registration Statement and as described in the Prospectus.

A description of the Common Stock after giving effect to the conversion has previously been reported by the Company in the Prospectus.

Item 8.01	Other Events.

On February 6, 2017, the Company completed its initial public offering of Common Stock by issuing 88,550,000 shares of Common Stock, which included 11,550,000 shares of Common Stock issued in connection with the underwriters’ exercise in full of their option to purchase additional shares, for cash consideration of $19.1085 per share (which price per share is net of underwriting discounts) to a syndicate of underwriters led by Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., Wells Fargo Securities, LLC, Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. LLC and RBC Capital Markets, LLC as joint book-running managers for the offering for approximately $1,692.1 million in net proceeds before expenses. The other underwriters in the syndicate were Blackstone Advisory Partners L.P., BTIG, LLC, Evercore Group L.L.C., FBR Capital Markets & Co., JMP Securities LLC, Keefe, Bruyette & Woods, Inc., Raymond James & Associates, Inc., Siebert Cisneros Shank & Co., L.L.C. and Zelman Partners LLC.

As contemplated in the Prospectus, the Company intends to use the net proceeds from the offering, together with the borrowings under the Term Loan Facility, to repay its existing credit facilities and its mortgage loan relating to the IH1 2013-1 securitization and a portion of the mortgage loan relating to the IH1 2014-1 securitization transaction, and to pay fees and expenses related to the offering.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Charter of Invitation Homes Inc., dated as of February 6, 2017.

3.2	Amended and Restated Bylaws of Invitation Homes Inc., dated as of February 6, 2017.

10.1	Registration Rights Agreement, dated as of January 31, 2017, by and among the Company and the equityholders named therein.

10.2	Stockholders Agreement, dated as of January 31, 2017, by and among the Company and the equityholders named therein.

10.3	Revolving Credit and Term Loan Agreement, dated as of February 6, 2017, by and among Invitation Homes Operating Partnership LP, as borrower, the lenders party thereto, Bank of America, N.A., as administrative agent and the other parties party thereto.

10.4	Invitation Homes Inc. 2017 Omnibus Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVITATION HOMES INC.

By:	/s/ Mark A. Solls
	Name:	Mark A. Solls
	Title:	Executive Vice President, Secretary and Chief Legal Officer

Date: February 6, 2017

EXHIBIT INDEX

Exhibit No.	Description

3.1	Charter of Invitation Homes Inc., dated as of February 6, 2017.

3.2	Amended and Restated Bylaws of Invitation Homes Inc., dated as of February 6, 2017.

10.1	Registration Rights Agreement, dated as of January 31, 2017, by and among the Company and the equityholders named therein.

10.2	Stockholders Agreement, dated as of January 31, 2017, by and among the Company and the equityholders named therein.

10.3	Revolving Credit and Term Loan Agreement, dated as of February 6, 2017, by and among Invitation Homes Operating Partnership LP, as borrower, the lenders party thereto, Bank of America, N.A., as administrative agent and the other parties party thereto.

10.4	Invitation Homes Inc. 2017 Omnibus Incentive Plan.